EXHIBIT 10.34

                               SECURITY AGREEMENT

                               (CHATTEL MORTGAGE)


     THIS SECURITY AGREEMENT (the "Agreement") made as of July 12, 1996, under the laws of the State of Florida, by and between Roadhouse Grill, Inc., a Florida corporation, ("Debtor"), whose address is 6600 North Andrews Avenue, Suite 160, Fort Lauderdale, Florida 33309, and John Y. Brown, Jr. (hereinafter called the "Secured Party"), whose address if 899 West Cypress Creek Road, Suite 500, Fort Lauderdale, Florida, 33309.

                                  WITNESSETH:

     This Security Agreement is given to secure the payment and performance of two certain promissory notes (collectively referred to as "Promissory Note"), one of which is in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), and the other of which is in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), executed by Debtor as "Maker" to Secured Party as "Holder".

     Debtor hereby grants and conveys to the Secured Party a security interest in and mortgages to the Secured Party the following:

     (a) all of the furniture, fixtures and equipment located in Debtor's restaurants on the date hereof which has not previously been pledged to a third party.

     (b)  all proceeds thereof, if any.


               DEBTOR WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

     To pay the Promissary Note secured by this Agreement in accordance with its terms.

     To defend the title to the collateral against all persons and against all claims and demands, whatsoever, which collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claimms, charges, encumbrances, taxes and assessments except as may be set forth in the schedule.

     On demand of the Secured Party to do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in

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order to perform, continue or terminate the security interest of the Secured
Party in the collateral and pay all costs of filing in connection therewith.

     To retain possession of the collateral during the existence of this Agreement and not to sell, exchange, assign, lend, deliver, lease, mortgage or otherwise dispose of same without the written consent of the Secured Party.

     To keep the collateral at the location specified in the schedule and not to remove same (except in the usual course of business for temporary periods) without the prior written consent of the Secured Party.

     To keep the collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

     To pay, when due, all taxes, assessments and license fees relating to the collateral.

     To keep the collateral, at Debtor's own cost and expense, in good repair and condition and available for inspection by the Secured Party at all reasonable times.

     To keep the collateral fully insured against loss by fire, theft and other casualties; Debtor shall give immediate written notice to the Secured Party and to insurers of loss or damage to the collateral and shall promptly file proofs of loss with insurers.

     THE PARTIES FURTHER AGREE:

     Waiver or acquiescence in any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Security Agreement, shall not constitute a waiver of any subsequent or other default or failure.

     Notices to either party shall be in writing and shall be delivered personally or by mail or addressed to the party at the address herein set forth or otherwise designated in writing.

     The Uniform Commercial Code shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provisions of this Agreement.

     If any provision of this Agreement shall be invalid or unenforceable, all other provisions shall remain valid and enforceable to the fullest extent permitted by law.

     ANY OF THE FOLLOWING SHALL CONSTITUTE A DEFAULT BY DEBTOR:

     A. Failure of Debtor to pay when due any payment under the Promissory Note, or any other default by Debtor under the Promissory Note:

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     B. Failure of Debtor to comply with or perform any term, covenant, agreement, obligation or condition of this Agreement;

     C. False or misleading representations or warranties made or given by Debtor in connection with this Agreement;

     D. Subjection of the collaterial to levy of execution or other judicial process;

     E. Commencement of any insolvency proceeding by or against the Debtor and if against the Debtor, such proceeding is not dismissed within sixty (60) days of filing; or

     F. A default under any agreement with Secured Party.

     Upon any such default, the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the collateral and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code respecting "Default".

     Upon any default and upon demand, Debtor shall assemble the collateral and make it available to the Secured Party at the place and at the time designated in the demand.

     At its option, the Secured Party may, if Debtor has failed to do so, but shall in no way be obligated to, discharge taxes, liens or security interests.

     Upon any default, the Secured Party's reasonable attorney's fees and the legal and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the collateral shall be chargeable to the Debtor.

     The Debtor shall remain liable for any deficiency resulting from a sale of the collateral and shall pay any such deficiency forthwith on demand.

     If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor's part to be performed, Secured Party may perform same for the Debtor's account, and any monies expended in so doing shall be chargeable with interest at the maximum rate permitted by law to the Debtor, and shall be payable by Debtor to Secured Party upon demand.

     The Secured Party is hereby authorized to file a financing Statement.

     The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

     This Agreement may not be changed orally.

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     IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year above written.


                                             DEBTOR:

                                             ROADHOUSE GRILL, INC., a Florida
                                             corporation


                                             BY: /s/ J. DAVID TOOLE III
                                                 ----------------------
                                             TITLE:  PRESIDENT
                                                 ----------------------

                                             SECURED PARTY:

                                             -------------------------
                                             JOHN Y. BROWN, JR.


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